Exhibit 99.2

JOHNSON & JOHNSON
SAVINGS PLAN
FOR UNION REPRESENTED EMPLOYEES
(As amended and restated effective January 1, 2008)

TABLE OF CONTENTS
Page

ARTICLE I PREAMBLE		1
ARTICLE II DEFINITIONS		2
ARTICLE III CREDITING OF SERVICE		8
3.01	General	8
3.02	Nonduplication of Service Credit	9
ARTICLE IV PARTICIPATION		10
4.01	Eligibility for Participation	10
4.02	Commencement of Participation	10
4.03	Cessation of Ability to Make Contributions	10
4.04	Recommencement of Ability to Make Contributions	11
4.05	Provision of Information	11
ARTICLE V CONTRIBUTIONS		12
5.01	Pre-Tax Contributions	12
5.02	Catch-Up Contributions	12
5.03	Change in Contributions	12
5.04	Suspension and Recommencement of Contributions	13
5.05	Employer Matching Contributions	13
5.06	Return of Employer Contributions	14
5.07	All Contributions Held in Trust	14
5.08	Exclusive Benefit	14
ARTICLE VI LIMITATIONS AND CORRECTIONS		15
6.01	Definitions	15
6.02	Limit on Elective Deferrals	17
6.03	Nondiscrimination Rules	18
6.04	Correction of Excess Contributions	18
6.05	Limitations on Annual Additions	19
6.06	Compliance with Applicable Limits	21
ARTICLE VII ACCOUNTS AND INVESTMENTS		22
7.01	Accounts	22
7.02	Investment of Accounts Generally	22
7.03	Investment Funds	23
7.04	Investment Change or Fund Transfer or Reallocation	23
7.05	Fund Transfer or Reallocation	24

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7.06	Dividends on ESOP Shares	24
7.07	Voting and Tendering of Employer Shares	25
7.08	Proceeds of Tendered Employer Shares	27
ARTICLE VIII WITHDRAWALS		28
8.01	Hardship Withdrawals	28
ARTICLE IX PAYMENT OF BENEFITS		31
9.01	Eligibility for and Payment of Benefits Generally	31
9.02	Election of Benefit Payment or Commencement	31
9.03	Payment Medium	32
9.04	Form of Payment	33
9.05	Death Benefits	33
9.06	Direct Rollovers of Eligible Rollover Distributions	35
9.07	Distributions Pursuant to Qualified Domestic Relations Orders	37
ARTICLE X DISTRIBUTION REQUIREMENTS AND LIMITATIONS		38
10.01	Latest Payment Date Without Member Consent	38
10.02	Latest Payment Dates With Member and Beneficiary Consent	38
10.03	Limit on Otherwise Permissible Distributions	42
10.04	Hurricane Katrina Provisions	42
ARTICLE XI ADMINISTRATION
11.01	General	44
11.02	Named Fiduciaries	44
11.03	The Pension and Benefits Committee	45
11.04	The Benefit Claims Committee	48
11.05	Investment of Plan Assets	48
11.06	Plan Expenses	49
ARTICLE XII CLAIMS PROCEDURE		50

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12.01	Claims for Benefits	50
12.02	Denial of Claim	50
12.03	Appeal of a Denied Claim	50
ARTICLE XIII AMENDMENT AND TERMINATION		52
13.01	Right to Amend	52
13.02	Continuance of Plan Upon Acquisition of Johnson & Johnson	52
13.03	Merger or Consolidation	52
13.04	Termination of the Plan	52
ARTICLE XIV MISCELLANEOUS		54
14.01	Associated Employers	54
14.02	Assignment and Alienation	54
14.03	Re-Employed Veterans’ Rights	54
14.04	Incapacity	54
14.05	Required Information	55
14.06	Inability to Locate Members	55
14.07	No Right to Employment	55
14.08	Withholding Taxes	55
14.09	Gender and Number	56
14.10	Headings	56
14.11	Severability	56
14.12	Governing Law	56
EXHIBITS		57
A.	HOURLY UNION COVERAGE	57
B.	PRE-TAX CONTRIBUTION RATES*	58
C.	MATCHING CONTRIBUTION RATES	59

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ARTICLE I
PREAMBLE

The Johnson & Johnson Savings Plan for Union Represented Employees (the “Plan”) is hereby amended and restated effective January 1, 2008, except as required by applicable law or as otherwise provided herein. The right to a benefit, if any, under the Plan with respect to any Member who terminates employment with all Employers and Associated Employers for any reason shall be determined in accordance with the terms of the Plan as in effect on the date of the Member’s termination of employment, except to the extent otherwise specifically provided herein.
This restatement of the Plan incorporates the various amendments to the Plan subsequent to January 1, 2003, and reflects changes in the laws governing the Plan, including the Economic Growth and Tax Relief Reconciliation Act of 2001, the final Treasury Regulations under Code sections 401(k) and (m) issued on December 29, 2004, the Pension Protection Act of 2006; final Treasury Regulations under Code Section 415 issued on April 4, 2007; and the Heroes Earnings Assistance and Relief Tax Act of 2008.
The Plan is a profit sharing plan and an employee stock ownership plan intended to qualify under both Code Sections 401(a) and 4975(e)(7), respectively, as applicable. The ESOP component of the Plan is designed to invest primarily in Employer Shares. The Plan is intended to continue to qualify under Code Section 401(a) and to continue to meet the requirements of ERISA. The Trust maintained under the Plan is intended to continue to be exempt from tax under Code Section 501(a).

ARTICLE II
DEFINITIONS

The following words and phrases, as used in the Plan, shall have the following meanings unless the context clearly indicates otherwise:

2.01	“Account” or “Accounts” means any and all of the bookkeeping accounts that are, or may be, established and maintained for a Member under the Plan including:

(a)	the Catch-Up Contributions Account,

(b)	the Employer Matching Contributions Account; and

(c)	the Pre-Tax Contributions Account.

2.02	“Active Member” means a Member who has not experienced a Termination of Employment.

2.03	“Annual Compensation Limit”

(a)
“Annual Compensation Limit” means the limitation on Base Wages and Compensation that may be taken into account under the Plan, in accordance with Code Section 401(a)(17) for a Plan Year. The Annual Compensation Limit shall be adjusted as of the first day of each Plan Year in accordance with Code Section 401(a)(17)(B).

(b)
For purposes of this definition, the Annual Compensation Limit in effect for a calendar year applies to any determination period beginning in the calendar year (not exceeding twelve (12) months) over which Base Wages or Compensation is determined. If a determination period consists of fewer than twelve (12) months, the Annual Compensation Limit is multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is twelve (12) to the extent required by applicable law.

2.04	“Applicable Valuation Date” means the Valuation Date as of which investments are liquidated for purposes of making distributions, withdrawals, loans or investment changes under the Plan.

2.05	“Associated Employer” means any member of the Controlled Group who is not an Employer.

2.06
“Associated Employment” means employment with an Associated Employer, or employment with an Employer as a common law employee but not while as an Employee. Periods of Associated Employment shall include periods of Service for an Employer or Associated Employer as a Leased Employee, to the extent required by Code Section 414(n)(4), except to the extent such Leased Employee is covered by a plan maintained by the leasing organization that meets the requirements of Code Section 414(n)(5)(B).

2.07	“Base Wages”

(a)	“Base Wages” means the compensation used for purposes of Pre-Tax Contributions.

(b)	Base Wages includes only the following types of compensation:

(i)	straight time pay for Eligible Work Hours,

(ii)	Pre-Tax Contributions under this Plan,

(iii)	salary reduction contributions made under a cafeteria plan pursuant to Code Section 125, or a qualified transportation fringe under Code Section 132(f)(4); and

(iv)	with respect to amounts paid on or after January 1, 2009, any differential wage payments (as defined by Code Section 3401(h)).

(c)	No other types of compensation paid by an Employer to a Member are treated as Base Wages. Examples of types of compensation that are excluded include, but are not limited to:

(i)	incentive or piecework earnings,

(ii)	premiums for overtime, shift, Saturday and Sunday (6th and 7th workday) or holiday work,

(iii)	arbitrary bonuses,

(iv)	the value of gifts,

(v)	management incentive bonuses,

(vi)	certificates of extra compensation,

(vii)	any lump sum payment in lieu of a base wage or base salary, increase,

(viii)	any other form of extraordinary compensation which is not specifically included, and

(ix)	for a DePuy Member any grievance/arbitration awards or any retroactive payments.

(d)
For purposes of determining the amount of Base Wages, a Member shall be deemed to have received an amount he elected to defer at the time such amount otherwise would have been paid in the absence of any deferral arrangement. The amount of

“Base Wages” that may be taken into account with respect to each Employee for any Plan Year shall not exceed the Annual Compensation Limit.

(e)
Base Wages does not include amounts that would otherwise be treated as Base Wages that are allocable to the last regular paycheck issued to a Member whose last day of employment was not the last day of the Member’s final payroll period, or that are paid after the last regular paycheck to a Member who has terminated employment.

2.08
“Beneficiary” shall mean any person or entity designated or deemed designated by a Member, in accordance with Section 9.05, to receive any benefits payable in the event of the Member’s death. If no designation is in effect at the time of the death of the Member, or if no person or entity so designated survives the Member, “Beneficiary” shall mean, in the following order: the Member’s Surviving Spouse, surviving children (in equal shares), surviving parents (in equal shares), surviving brothers and sisters (in equal shares), estate.

2.09	“Benefit Claims Committee” means the committee which has been designated to adjudicate appeals of benefit claims, as set forth in Section 12.03.

2.10	“Board” shall mean the Board of Directors of Johnson & Johnson or the Benefits Committee of the Board of Directors of Johnson & Johnson.

2.11	“Catch-Up Contributions” means a contribution, effective January 1, 2003, made to the Plan by an Employer with respect to a Member pursuant to Section 5.02.

2.12	“Catch-Up Contributions Account” means the separate Catch-Up Contributions Account maintained for an eligible Member pursuant to Section 7.01.

2.13	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.14	“Compensation”

(a)
“Compensation” means the Member’s wages as defined in Code Section 3401(a), and all other payments of compensation by an Employer or an Associated Employer for which an Employer or an Associated Employer is required to furnish the Member a written statement under Code sections 6041(d), 6051(a)(3) and 6052, as increased by the Member’s Pre-Tax and Catch-Up Contributions under this Plan and the aggregate elective deferrals (as defined in Code Section 402(g)(3)) under any other plan maintained by an Employer or an Associated Employer, any amounts attributable to service with an Employer or an Associated Employer which are excludible under Code Section 125, and any amounts described in Code Section 132(f)(4). Notwithstanding the foregoing, if a Member who is on active military duty receives differential wage payments (as defined in Section 3401(h)(2) of the Code) from the Employer on or after January 1, 2009, such differential wage payments shall be treated as Compensation for purposes of the Plan to the extent required by Section 3401(h)(2) of the Code, provided that the Member’s Compensation as determined under Section 3401(h)(2) of the Code is greater than the Member’s Compensation as provided in the immediately preceding sentence with respect to such Member’s period of active military service.

(b)	The amount of Compensation that is taken into account with respect to any Member for any Plan Year shall not exceed the Annual Compensation Limit.

(c)
Effective January 1, 2008, Compensation shall include post-severance payments of amounts described above paid after severance from employment, but only to the extent that such amounts are permitted to be taken into account as compensation under Treasury Regulation Section 1.415(c)-2(e)(3).

2.15
“Controlled Group” any company that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that also includes as a member Johnson & Johnson; any trade or business under common control (as defined in Code Section 414(c)) with Johnson & Johnson; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes Johnson & Johnson; and any other entity required to be aggregated with Johnson & Johnson pursuant to Treasury regulations under Code Section 414(o).

2.16	“DePuy Member” means a Member who is a member of DePuy Orthopedics, Inc. Local 809.

2.17	“Designated Administrator” means the person or persons to whom the Pension and Benefits Committee has allocated responsibility to adjudicate initial benefit claims, as set forth in Section 12.02.

2.18	“Disabled” means determined to be eligible for benefits under a long-term disability plan of an Employer or an Associated Employer.

2.19
“Effective Date” means January 1, 2008; provided, however, that when a provision of the Plan states an Effective Date other than January 1, 2008, such stated or required effective date shall apply as to that provision. In any case where a provision of the Plan has an Effective Date later than January 1, 2008, the language of the Plan as in effect immediately prior to this restatement shall continue to apply until such later Effective Date.

2.20
“Eligible Work Hour” means an hour of employment during which services are actually performed; together with vacation time (except pay in lieu of vacation time), jury duty, condolence leave, paid sick leave, and holidays, up to a maximum of the first forty (40) hours in each payroll week. No other work time in excess of the first forty (40) hours in each payroll week is considered an Eligible Work Hour for purposes of Pre-Tax Contributions, Catch-Up Contributions, or Matching Contributions.

2.21
“Employee” means an employee of an Employer who is a full-time hourly employee, as determined by an Employer’s personnel practices and policies, and who is a member of a collective bargaining unit represented by a Union. The term “Employee” shall not include any employee who is a Leased Employee.

2.22	“Employer” means Johnson & Johnson and designated companies listed in Exhibit A and any company participating in the Plan as provided in Section 14.01.

2.23	“Employer Matching Contribution” means the matching contribution made to the Plan by an Employer pursuant to Section 5.05 (employer matching contributions).

2.24	“Employer Matching Contributions Account” means the separate Employer Matching Contributions Account maintained for a Member pursuant to Section 7.01 (accounts).

2.25	“Employer Shares” means shares of common stock of Johnson & Johnson.

2.26	“Employment Commencement Date” has the meaning provided to the term in Section 3.01(b).

2.27
“ESOP” means the portion of the Plan that has been designated as an “employee stock ownership plan” as defined under Code Section 4975(e)(7), and that is invested principally in Employer Shares. The ESOP, therefore, is that portion of the Plan’s assets invested in the Johnson & Johnson Common Stock Fund.

2.28	“ESOP Shares” means Employer Shares held in the ESOP.

2.29	“Hour of Service” has the meaning provided to the term in Section 3.01(c).

2.30	“Investment Fund” means each of the funds established by the Pension and Benefits Committee into which a Member may direct the investment of amounts credited to his Accounts.

2.31	“Johnson & Johnson Common Stock Fund” means an Investment Fund which invests primarily in shares of Johnson & Johnson common stock.

2.32
“Leased Employee” means any person (a) who performs services for an Employer or an Associated Employer (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”), (b) who has performed such services on a substantially full-time basis for a period of at least one year, and (c) whose services are performed under primary direction or control by the recipient.

2.33	“Member” means an Employee who, in accordance with Article IV, has become a Member of the Plan and has not ceased to be a Member of the Plan.

2.34
“Pension and Benefits Committee” means the committee constituted to administer and supervise the Plan in accordance with Article XI. Prior to August, 2009, the Pension and Benefits Committee was known as the Pension Committee.

2.35	“Period of Service” has the meaning provided to the term in Section 3.01(d).

2.36	“Plan” means the Johnson & Johnson Savings Plan for Union Represented Employees, as set forth herein, and as amended from time to time.

2.37	“Plan Year” means the calendar year.

2.38	“Pre-Tax Contribution” means the contribution made to the Plan on a pre-tax basis by an Employer with respect to a Member pursuant to Section 5.01.

2.39	“Pre-Tax Contributions Account” means the separate Pre-Tax Contributions Account maintained for a Member pursuant to Section 7.01 (accounts).

2.40
“Qualified Domestic Relations Order” means any judgment, decree or order which (i) relates to child support, alimony payments, or marital rights of a spouse, former spouse, child, or other dependent of a Member, (ii) is made pursuant to State domestic relations law, and (iii) satisfies all requirements of Code Section 414(p).

2.41	“Service” means employment that is credited under the Plan in accordance with the rules set forth in Article III.

2.42	“Severance from Service Date” has the meaning provided to the term in Section 3.01(e).

2.43
“Spouse” and “Surviving Spouse” mean the person, if any, to whom a Member is legally married under the laws of the state in which the Member resides, and who qualifies as a “spouse” within the meaning of 1 U.S.C. § 7; provided that an individual who was formerly a Member’s Spouse will be treated as a Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

2.44	“Termination of Employment” means termination of employment from all Employers and Associated Employers.

2.45
“Trust” means the trust maintained under the Trust Agreement. More than one trust may be established under the Plan, and the term “Trust” shall refer to a single trust or to any or all of such trusts as appropriate.

2.46	“Trust Agreement” means the agreement between the Pension and Benefits Committee and the Trustee establishing the Trust, as amended from time to time, the terms of which are incorporated herein.

2.47	“Trust Fund” means the fund established under the Trust Agreement, together with all contributions thereto, and income, profits, or increments thereon.

2.48	“Trustee” means the trustee under the Trust Agreement.

2.49	“Union” means a union who has entered into a collective bargaining agreement with an Employer and is designated on Exhibit A.

2.50	“Unit” means the unit of measure by which is expressed each Member’s proportionate interest in the underlying assets of each Investment Fund.

2.51	“Valuation Date” means each day the New York Stock Exchange is open for trading.

ARTICLE III
CREDITING OF SERVICE

3.01	General

(a)	General. Service shall be credited under the elapsed-time method in accordance with the provisions of this Section 3.01.

(b)	Employment Commencement Date. Employment Commencement Date means the date on which an employee first completes an Hour of Service for an Employer or an Associated Employer.

(c)
Hour of Service. An Hour of Service means an hour for which an employee is paid, or entitled to payment, by an Employer and/or an Associated Employer for the performance of duties for an Employer and/or an Associated Employer.

(d)
Period of Service. The Period of Service is used to determine an employee’s (including, effective January 1, 1984, a Leased Employee, except to the extent otherwise provided in regulations prescribed by the Secretary of the Treasury) eligibility to participate in the Plan. The Period of Service shall be calculated in accordance with the following rules:

(i)	A Period of Service begins on the employee’s Employment Commencement Date and ends on the employee’s Severance from Service Date (as defined in (e) below).

(ii)
In determining an employee’s full years in the Period of Service, 12 months of Service shall constitute a one-year Period of Service, partial months shall be aggregated to produce full months, and 30 days shall constitute one month.

(iii)	An employee’s Period of Service shall include any period of an Approved Absence in accordance with the following rules:

(A)
An “Approved Absence” means any authorized leave of absence approved by an Employer or an Associated Employer; provided the employee returns to work immediately following such Approved Absence and for a DePuy Member such authorized leave of absences does not exceed one year. Approved Absences include:

(1)	short term disability due to occupational or non-occupational sickness or accident and disability as defined in an Employer’s or Associated Employer’s long term disability income plan;

(2)	personal leave or vacation;

(3)
periods of military service under conditions entitling the employee to re-employment rights, provided that the employee left an Employer or Associated Employer directly and returns directly to employment with an Employer or an Associated Employer within the period prescribed by law; and

(4)	any period of unpaid family or medical leave; provided that the employee returns to employment with an Employer or an Associated Employer at the expiration of the leave.

(B)	The Period of Service of an employee shall include:

(1)	any period of suspension;

(2)	a period during which the employee is laid off from work with recall rights (a “layoff”), not to exceed a three-month period measured from the date of layoff to the date of recall; and

(3)	the first six months on approved medical leave.

(C)
The Period of Service of an employee who fails to return to employment with an Employer or Associated Employer shall end, as of the first anniversary of the employee’s first date of absence for the Approved Absence, unless the Period of Service ends earlier by reason of the employee’s retirement, discharge, resignation, or death.

(D)
If an employee’s employment is terminated and he is later reemployed within 12 months, the period between his Severance from Service Date and the date of his reemployment shall be included in his Period of Service.

(e)
Severance From Service Date. The Severance From Service Date means the earlier of the date an employee resigns, retires, is discharged, or dies, or the first anniversary of the date an employee is absent from Service for any other reason, except as otherwise provided in Section 3.01(d)(iii) with respect to Approved Absences, suspensions, layoffs, and approved medical leave, and is used in calculating an employee’s Period of Severance.

3.02	Nonduplication of Service Credit
In determining an employee’s Service under the Plan, any Plan Year or other period shall be taken into account once and only once. In no event shall an employee be entitled to duplicate credit with respect to the same period of Service.

ARTICLE IV
PARTICIPATION

4.01	Eligibility for Participation
Commencement of Participation. An Employee shall be eligible to participate in the Plan with respect to Pre-Tax Contributions on or after the first day of the calendar month next following the date the Employee attains age 21 and completes one year of Service under Article III.

4.02	Commencement of Participation

(a)
Election to Participate. Participation in the Plan shall be voluntary. An Employee who is eligible to participate in the Plan and who wishes to become a Member shall make an election to participate in such form and manner and at such time as the Pension and Benefits Committee shall require. The election shall include the designation of a Beneficiary in accordance with the provisions of Section 9.05, the selection of one or more Investment Funds in which to invest contributions to his Account in accordance with Article VII, and the agreement that the Member shall be bound by all terms of the Plan. In making an election to participate in the Plan, the Employee authorizes the reduction of his Base Wages by an amount equal to the Pre-Tax and, if applicable, Catch-Up Contributions to be made on his behalf.

(b)
Commencement of Participation. An Employee who has satisfied the eligibility requirements set forth in Section 4.01 and who has provided the information required in subsection (a) above shall become a Member of the Plan and commence participation as of the first day of a full pay period that follows, as soon thereafter as practicable, the receipt by the Pension and Benefits Committee of a valid election containing all required information. The participation of any Member shall be only with respect to Base Wages not currently available to the Member as of the day the Member’s participation commences.

(c)	Duration of Membership. A Member shall continue to be a Member until the Member no longer has any amounts credited to his Account under the Plan.

4.03	Cessation of Ability to Make Contributions

(a)
General. An Employee who has become a Member in the Plan shall stop being eligible to have Pre-Tax Contributions or Catch-Up Contributions made on his behalf under the Plan on the date on which he ceases to be an Employee, except with respect to Base Wages earned on or before that date.

(b)
Disability. Any Member who is determined to be Disabled shall not be eligible to have Pre-Tax Contributions or Catch-Up Contributions made on his behalf under the Plan following the dates as of which he is determined to be Disabled.

4.04	Recommencement of Ability to Make Contributions
A Member who has ceased being eligible to have Pre-Tax Contributions made on his behalf under the Plan in accordance with Section 4.03 again becomes eligible to have made, or to make, such Pre-Tax Contributions on the date as of which he again becomes an Employee, and may recommence participation in accordance with Section 4.02.

4.05	Provision of Information
As a condition of participating in the Plan or receiving benefits therefrom, every Employee, Member, Beneficiary or Spouse shall complete and execute such forms as the Pension and Benefits Committee may prescribe, and shall furnish such other information as the Pension and Benefits Committee deems necessary or desirable, in such form and manner and at such time as the Pension and Benefits Committee shall require.

ARTICLE V
CONTRIBUTIONS

5.01	Pre-Tax Contributions

(a)
General. Subject to the limitations imposed under Article VI, a Member may elect to have made on his behalf, or to make, as applicable, Pre-Tax Contributions to the Plan in an amount equal to the amounts specified in Exhibit B.

(b)	Pre-Tax Contributions.

(i)
To make a Pre-Tax Contribution, a Member elects to have his Base Wages reduced by a specified amount per Eligible Work Hour, to have the Employer make a Pre-Tax Contribution in the amount of the reduction on his behalf, and to have the amount allocated to his Account.

(ii)	Pre-Tax Contributions are allocated to the Member’s Pre-Tax Contribution Account.

5.02	Catch-Up Contributions

(a)
A Member who shall have attained or will attain age 50 before the close of the Plan Year and who elected to have Pre-Tax Contributions made on his behalf, to the Plan shall be eligible to elect to make additional Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Eligible Members shall elect to make Catch-Up Contributions in accordance with Section 4.02.

(b)	Catch-Up Contributions are not eligible for Employer Matching Contributions.

(c)
The determination of whether a contribution constitutes a Catch-Up Contribution for any Plan Year shall be made as of the end of such Plan Year, in accordance with Code Section 414(v). Contributions intended to be Catch-Up Contributions for a Plan Year but that do not qualify as Catch-Up Contributions as of the end of the Plan Year shall be treated for all purposes under the Plan as Pre-Tax Contributions.

(d)	Unless a Member elects to make Catch-Up Contributions, no contributions made by the Member or on the Member’s behalf shall be recharacterized as Catch-Up Contributions.

5.03	Change in Contributions

(a)
Change in Elections. Subject to Section 5.01, and with respect to future Pre-Tax Contributions to be made on a Member’s behalf or by a Member, an Employee who has become a Member by making an election pursuant to Section 4.02 may change the designation of future contributions as Pre-Tax Contributions or the amount of future Pre-Tax Contributions or Catch-Up Contributions per Eligible Work Hour by notice to the Pension and Benefits Committee in such form and manner and at such time as the Pension and Benefits Committee shall require. The change will be effective as soon as practicable after the receipt by the Pension and Benefits Committee of the valid notice containing all required information, and shall be effective only with respect to future full payroll periods.

5.04	Suspension and Recommencement of Contributions

(a)
Suspension. A Member may suspend the Pre-Tax Contributions that he has elected to be made to the Plan at any time by notice to the Pension and Benefits Committee in such form and manner and at such time as the Pension and Benefits Committee shall require. The change will be effective as soon as practicable after the receipt by the Pension and Benefits Committee of a valid notice containing all required information, and shall be effective only with respect to future full payroll periods.

(b)
Recommencement. A Member who has suspended Pre-Tax Contributions in accordance with subsection (a), above, may, by notice to the Pension and Benefits Committee in such form and manner and at such time as the Pension and Benefits Committee shall require, cause such contributions to be resumed, in accordance with Section 5.01. The change will be effective as soon as practicable after the receipt by the Pension and Benefits Committee of a valid notice containing all required information, and shall be effective only with respect to future full payroll periods.

5.05	Employer Matching Contributions

(a)
Matching Contributions Conditioned on Deductibility. A contribution made under this Section 5.05 shall be known as an “Employer Matching Contribution” and shall be made on the condition that such contribution is deductible under Code Section 404 for the year with respect to which the contribution is made. A Member’s Employer Matching Contribution shall be fully vested and non-forfeitable.

(b)	Eligibility for Matching Contributions. Employer Matching Contributions shall only be made with respect to Periods of Service during which the Member is employed as an Employee.

(c)
Amount of Matching Contribution. Subject to the limitations imposed by Article VI, the Employer of each Member eligible for an Employer Matching Contribution shall contribute to the Plan an amount equal to the amounts specified in Exhibit C.

(d)	Catch-Up Contributions Not Matched. Employer Matching Contributions shall not be made with respect to any Catch-Up Contributions under Section 5.02.

(e)
Frequency of Matching Contribution. A Member who has satisfied the eligibility requirements of Section 5.05(b) shall begin to receive Employer Matching Contributions in accordance with this Section 5.05 as of the last Valuation Date of the first full payroll period that contains the date on which the Member satisfied the eligibility requirements. Employer Matching Contributions shall be allocated to the Member’s Employer Matching Contributions Account on a payroll-period basis, as of the last Valuation Date in the payroll period.

(f)
Employer Contributions. The Employer Matching Contribution for any Plan Year shall be made as soon as practicable after each payroll period, but in no event later than the end of the period (including extensions) for filing the Employer’s tax return for the applicable Plan Year.

5.06	Return of Employer Contributions
Except as provided in Section 6.05, in the event that any Employer contribution to the Plan was made (a) because, or on the basis of, a mistake of fact, or (b) on the condition that it was deductible under Code Section 404 and such deduction is disallowed or is deemed disallowed, the contribution shall be refunded to the Employer making such contribution; provided that in the case of a contribution described in (a), the refund may be made only within one year after the contribution was made; and that in the case of a contribution described in (b), the refund may be made only within one year after the disallowance or deemed disallowance of the deduction and may be made only to the extent that the deduction was disallowed. Earnings attributable to any such contribution may not be withdrawn, but losses attributable thereto shall reduce the amount to be refunded.

5.07	All Contributions Held in Trust
All the funds of the Plan shall be held by the Trustee appointed from time to time by the Pension and Benefits Committee or its delegate under a trust agreement. Neither an Employer, an Associated Employer nor the Pension and Benefits Committee shall have any liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee.

5.08	Exclusive Benefit
Except as provided in Section 5.07, the assets of the Trust Fund shall not inure to the benefit of an Employer and shall be held for the exclusive purposes of providing benefits to Members, their Beneficiaries, and any other person entitled to a benefit under the Plan, and defraying the reasonable expenses of administering the Plan in accordance with Section 11.06 (plan expenses).

ARTICLE VI
LIMITATIONS AND CORRECTIONS

6.01	Definitions

(a)	Definitions. For purposes of this Article VI, the following definitions shall apply:

(i)	“Actual Deferral Percentage.”

(A)
The Actual Deferral Percentage for a specified group of Members for a Plan Year shall be the average, expressed as a percentage (calculated to the nearest hundredth of a percentage point), of the sums of the ratios (calculated separately for each Member in such group) of

(1)	the Pre-Tax Contributions, if any, made with respect to such Member to the Trust, pursuant to Sections 5.01(b) of the Plan, for such Plan Year, to

(2)	such Member’s Compensation for such Plan Year.

(B)	For purposes of calculating the Actual Deferral Percentage for a Plan Year:

(1)
Pre-Tax Contributions shall be taken into account only if they are allocated to the Member’s Pre-Tax Contributions Account as of a date within the Plan Year and are paid to the Trust within twelve (12) months after the end of the Plan Year.

(2)
The ratio calculated for a Member who is a Highly Compensated Employee who also is eligible for elective deferral contributions under one or more other plans described in Code Section 401(k) that are maintained by an Employer or an Associated Employer shall be determined as if all of these contributions are made under a single plan, except as otherwise provided in regulations under Code Section 401(k).

(3)	Pre-Tax Contributions shall not be taken into account to the extent the contributions are treated as Catch-Up Contributions under Section 5.02 and Code Section 414(v).

(ii)	“Determination Year.” Determination Year shall mean the Plan Year for which the determination of who is a Highly Compensated Employee is being made.

(iii)
“Elective Deferrals.” Elective Deferrals shall mean the sum of (A) a Member’s Pre-Tax Contributions under the Plan, and (B) all employer contributions made on behalf of such Member pursuant to an election to defer under any other qualified cash or deferred arrangement (“CODA”) described in Code Section 401(k), any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p) and any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of the Member for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement, that are not includible in the Employee’s gross income at the time deferred. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

(iv)	“Excess Contributions.” Excess Contributions shall mean, with respect to any Plan Year, the excess of

(A)	the aggregate amount of Pre-Tax Contributions actually contributed to the Trust on behalf of Members who are Highly Compensated Employees for such Plan Year, over

(B)	the maximum amount of Pre-Tax Contributions permitted under the limitations described in Section 6.03(a)(i) and (ii).

(v)	“Excess Elective Deferrals.” Excess Elective Deferrals shall mean those Elective Deferrals of a Member that exceed the limit imposed by Code Section 402(g).

(vi)	“Highly Compensated Employee.” Highly Compensated Employee, with respect to a Plan Year, shall mean any employee who is one of the following:

(A)	A five percent (5%) owner (as determined in accordance with Code Section 416(i)) of an Employer or an Associated Employer at any time during the Determination Year or the Look-Back Year; or

(B)
An employee who, for the Look-Back Year, had Compensation in excess of $105,000 (as adjusted from time to time pursuant to Code Section 414(q)), and who was in the group consisting of the top twenty percent (20%) of the employees of the Employers and the Associated Employers, when ranked on the basis of Compensation paid during such Plan Year.

All determinations as to whether an individual is or is not a Highly Compensated Employee shall be resolved by reference to Code Section 414(q) and all applicable guidance issued by the Treasury Department and the Internal Revenue Service thereunder.

(vii)	“Look-Back Year.” Look-Back Year shall mean the twelve (12)-month period immediately preceding the Determination Year.

(viii)	“Non-Highly Compensated Employee.” Non-Highly Compensated Employee, with respect to a Plan Year, shall mean any employee who is not a Highly Compensated Employee with respect to such Plan Year.

(b)
Aggregation of Plans. For purposes of subsections (a)(i) and (ii), above, if any other plans are permissively aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b), the Actual Deferral Percentage shall be determined by considering all applicable contributions made under such other plans, in addition to applicable contributions made under this Plan.

6.02	Limit on Elective Deferrals

(a)
Limit. For any Plan Year, the aggregate elective deferrals (as defined in Code Section 402(g)(3)) made on behalf of each Member under the Plan and the aggregate elective deferrals (as defined in Code Section 402(g)(3)) (including Roth contributions) made on behalf of each Member under all other plans, contracts, and arrangements of an Employer shall not exceed the limit imposed by Code Section 402(g) ($15,500 for 2008, as adjusted for increases in the cost of living pursuant to Code Section 402(g)).

(b)
Excess Elective Deferrals. If a Member’s aggregate elective deferrals with respect to a Plan Year exceed the limit imposed by Code Section 402(g) the following rules shall apply to such Excess Elective Deferrals:

(i)
Not later than the first March 1 following the close of the Plan Year, the Member may allocate to the Plan all or any portion of the Member’s Excess Elective Deferrals for the Plan Year (provided that the amount of the Excess Elective Deferrals allocated to the Plan shall not exceed the amount of the Member’s Pre-Tax Contributions to the Plan for the Plan Year that have not been withdrawn or distributed) and may notify the Pension and Benefits Committee, in such form and manner and at such time as the Pension and Benefits Committee shall require, of the amount allocated to the Plan;

(ii)
As soon as practicable, but in no event later than the first April 15 following the close of the Plan Year, the Plan shall distribute to the Member the amount allocated pursuant to paragraph (i) (plus or minus any earnings or losses attributable to such amount). In the absence of such an election, the Excess Elective Deferrals shall be attributed first to his Pre-Tax Contributions. Earnings on Excess Elective Deferrals earned after the end of the Plan Year for which such Excess Elective Deferrals were made and the date of the corrective distribution is made shall not be included in the corrective distribution.

(iii)
In the absence of such notice, the amount of such Excess Elective Deferral attributable to Pre-Tax Contributions to the Plan shall be subject to all limitations on withdrawals and distribution in the Plan.

6.03	Nondiscrimination Rules

(a)
Actual Deferral Percentage Test. Except as otherwise provided in subsection (c), below, the requirements of Code Section 401(k)(3) shall be deemed satisfied with respect to a Plan Year if the following tests are met:

(i)
The Actual Deferral Percentage for the Members who are Highly Compensated Employees, as a group, for the Plan Year, is not more than the Actual Deferral Percentage for the Members who are Non-Highly Compensated Employees, as a group, for the Plan Year, multiplied by 1.25; or

(ii)
The excess of the Actual Deferral Percentage for the Members who are Highly Compensated Employees, as a group, for the Plan Year over the Actual Deferral Percentage for the Members who are Non-Highly Compensated Employees, as a group, for the Plan Year, is not more than 2 percentage points, and the Actual Deferral Percentage for the Members who are Highly Compensated Employees, as a group, for the Plan Year is not more than the Actual Deferral Percentage for the Members who are Non-Highly Compensated Employees, as a group, for the Plan Year, multiplied by 2.0.

(b)
Incorporation by Reference. Notwithstanding anything contained herein to the contrary, the provisions of Code Section 401(k)(3), other applicable provisions of Code Section 401(k), and all applicable guidance issued by the Treasury Department and the Internal Revenue Service under such provisions of the Code, are hereby incorporated by reference.

6.04	Correction of Excess Contributions

(a)
Correction of Actual Deferral Percentage Test. In the event that there are Excess Contributions for the Members who are Highly Compensated Employees in any given Plan Year, the Pension and Benefits Committee, in its sole discretion, may authorize the use of one or any combination of the following procedures, in any sequence desired:

(i)	The Pension and Benefits Committee may at any time prospectively decrease the amount of such a Member’s Pre-Tax Contributions.

(ii)
The Pension and Benefits Committee may distribute the amount of Excess Contributions, including income and losses thereon, to the affected Members as soon as practicable after the end of the Plan Year but no later than twelve (12) months after the close of the Plan Year for which such Excess Contributions were made. Any related Employer Matching

Contributions, including income and losses thereon, shall be forfeited and used to pay administrative expenses of the Plan if and as directed by the Pension and Benefits Committee, and any remaining Employer Matching Contributions shall then be used to reduce future Employer Matching Contributions under the Plan. Earnings on Excess Contributions earned between the end of the Plan Year for which such Excess Contributions were made and the date the corrective distribution is made shall not be included in the corrective distribution.

(iii)
In the event that the Pre-Tax Contributions of certain Members must be recharacterized or distributed, as provided above, the determination of which Members will be affected shall be made as follows: Excess Contributions are allocated to the Members with the largest amounts of employer contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Member with the largest amount of such employer contributions and continuing in descending order until all the Excess Contributions have been allocated. To the extent a Member who has elected to have Catch-Up Contributions made on his behalf has not reached the limit on Catch-Up Contributions (within the meaning of Code Section 414(v)), Excess Contributions allocated to such Member are Catch-Up Contributions and will not be treated as Excess Contributions.

6.05	Limitations on Annual Additions

(a)
Maximum Annual Addition. Subject to the provisions of this Section 6.05, and except to the extent permitted under Section 5.02 and Code Section 414(v), if applicable, the maximum amount which may be added to a Member’s Account for any Limitation Year (referred to under this Section 6.05 as the “Maximum Annual Addition”) shall not exceed the lesser of:

(i)	$46,000 (as adjusted in accordance with Code Section 415(d) for increases in the cost of living), or

(ii)	one hundred percent (100%) of such Member’s Limitation Year Compensation.

(b)	Annual Additions. The additions to a Member’s Account to be taken into account in computing the Maximum Annual Addition (referred to under this Section 6.05 as the “Annual Additions”) shall be:

(i)
a Member’s allocable share of Pre-Tax Contributions and Employer Matching Contributions under this Plan and elective deferrals, after-tax contributions, Roth contributions and top-heavy minimum contributions under other tax-qualified defined contribution plans made by the Employers and the Associated Employers for such Plan Year,

(ii)	any amounts forfeited under the Plan referred to under this Section 6.05 as “forfeitures”),

(iii)	the amount of excess allocations, if any, allocated to such Member, as provided under paragraph (f), below, and

(iv)
amounts allocated to an individual medical account (as defined in Code Section 415(l)(1)) that is part of a defined benefit plan maintained by an Employer or an Associated Employers, and amounts allocated to the separate account of a “key employee” of an Employer or Associated Employer within the meaning of Code Section 416(i)(1) and (5) under a post-retirement medical benefits account under Code Section 419A(d)(2) maintained by an Employer or an Associated Employer; provided, however, that such amounts shall not be counted as Annual Additions against the compensation limitation described in subparagraph (a)(ii), above.

(c)	Amounts Not Treated as Annual Additions. For purposes of this Section 6.05, the determination of a Member’s Annual Additions for a Plan Year shall exclude:

(i)	Direct trust-to-trust transfers from another defined contribution plan,

(ii)
Earnings on Member Accounts, including reinvested dividends pursuant to 404(k)(2)(A)(iii)(II), (except any earnings that may be carried over with excess annual additions to a subsequent limitation year),

(iii)	“Catch-up” contributions made in accordance with Code Section 414(v),

(iv)	Restorative payments as defined in Treasury Regulation Section 1.415(c)-1(b)(2)(ii)(C),

(v)	Excess deferrals distributed in accordance with Treas. Reg. sections 1.402(g)-1(e)(2) and (3),

(vi)	Rollover contributions (as described in 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), 457(e)(16)),

(vii)	Repayments of amounts described in Code Section 411(a)(7)(B) made in accordance with Code Sections 411(a)(7)(C) and 411(a)(3)(D), and

(viii)	such other amounts as might be required to be excluded under Code Section 415(c).

(d)
Aggregation of Annual Additions. In the event that any Member is a participant under any other qualified defined contribution plan maintained by an Employer or an Associated Employer, the Maximum Annual Addition shall be computed by aggregating the Annual Additions with respect to all such defined contribution plans, including the Plan.

(e)
Reduction of Annual Additions. If the effect of allocating Annual Additions to the Account of a Member for a Plan Year would be to cause such Annual Additions to exceed the Maximum Annual Addition for such Plan Year, the Annual Additions to such Member’s Account shall be reduced by such excess amount, in accordance with the following procedure: first, the amount of Pre-Tax Contributions will be reduced; then the amount of Employer Matching Contributions shall be reduced; and last, the amount of excess allocations shall be reduced.

(f)
Correction of Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Member’s Compensation, a reasonable error in determining the amount of a Member’s Pre-Tax Contributions, or as a result of a similar factual error, the Annual Additions for any Plan Year with respect to any Member exceeds the Maximum Annual Addition, computed with respect to such Member, such excess shall be reduced by returning the Member’s Pre-Tax Contributions, if any, to the Member, pursuant to paragraph (e), above. Any remaining excess amount shall be allocated to a suspense account and shall be used to reduce Employer Matching Contributions for the next Plan Year. Such suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts.

(g)
Construction. This Section 6.05 is intended to satisfy the requirements imposed by Code Section 415 and shall be construed in a manner that will effectuate this intent. This Section 6.05 shall not be construed in a manner that would impose limitations that are more stringent than those required by Code Section 415. If and to the extent that the rules set forth in this Section 6.05 are no longer required for qualification of the Plan under Code sections 401(a), 401(k), and related Code sections, they shall cease to apply without the necessity of an amendment to the Plan.

6.06	Compliance with Applicable Limits
The Pension and Benefits Committee shall have the power to administer compliance with the limits applicable to the Plan and to take whatever action, if any, with respect to the Plan or any portion of the Plan, it deems necessary or advisable to ensure compliance with such limits. Without limiting the generality of the foregoing, the Pension and Benefits Committee shall be empowered (without limitation) to ¬apply any alternative testing method and to take any remedial measure permitted under Code sections 401 and 415. Each allocation made under the Plan shall be made on the condition precedent that such allocation is not in excess of any limit applicable to the Plan. The Pension and Benefits Committee shall be empowered to correct any allocation under the Plan to the extent the allocation does not satisfy such condition precedent. In exercising the power and authority granted to the Pension and Benefits Committee under this Section 6.06, the Pension and Benefits Committee shall, to the fullest extent permitted by law, be deemed to be acting in a settlor capacity on behalf of the employers and sponsors of the Plan, and not in any fiduciary capacity under the Plan.

ARTICLE VII
ACCOUNTS AND INVESTMENTS

7.01	Accounts

(a)	General. In accordance with Article V, an Account shall be established for each Member, consisting of the following Accounts, as applicable:

(i)	an Employer Matching Contributions Account,

(ii)	a Pre-Tax Contributions Account, and

(iii)	a Catch-Up Contributions Account,

7.02	Investment of Accounts Generally

(a)	Investment of Accounts.

(i)
Except as otherwise provided in subsection (c) below, Members shall direct the investment of their Accounts in and among designated Investment Funds in such form and manner and at such times as the Pension and Benefits Committee, in its sole discretion, shall reasonably determine. All directions (initial investment, investment change or Investment Fund transfer) must be in multiples of twenty-five percent (25%) or, effective January 1, 2010, multiples of one percent (1%).

(ii)
A Member’s Accounts shall remain invested as the Member has directed until valid notice directing a change in election or a fund transfer has been received by the Pension and Benefits Committee. A Member’s direction shall specify whether it applies to both existing and subsequent contributions, or to future contributions only.

(b)
Compliance with ERISA Section 404(c). Each Member is solely responsible for the investment of his contributions, his selection of Investment Funds, and for transfers among the available Investment Funds. Neither the Trustee, nor the Pension and Benefits Committee, nor an Employer, nor any officers, employees or agents of an Employer, shall have any responsibility to advise a Member as to the manner in which his Accounts shall be invested or to determine the appropriateness of any individual Member’s investment directions. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund. Neither the Trustee, nor the Pension and Benefits Committee, nor an Employer, nor any officers, employees or agents of an Employer, shall have any liability for any loss resulting from, or as a result of, any investment direction given by a Member hereunder. The Plan is intended to be covered to the maximum extent possible by Section 404(c) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and regulations thereunder, which relieve fiduciaries of the Plan from liability for any losses that are the result of investment instructions given by a Member or Beneficiary.

(c)	Default Investment. Matching Contributions shall automatically be invested in the Johnson & Johnson Common Stock Fund unless and until the Member elects another Investment Fund under subsection (a).

(d)
Termination of Employment. If distribution of the amounts credited to a Member’s Accounts is deferred pursuant to Article IX past the Valuation Date coincident with or next following the date of the Member’s Termination of Employment with all Employers and Associated Employers, the Member may continue to direct the investment of the Member’s Accounts in accordance with this Article VII.

(e)
Investment Funds. The Pension and Benefits Committee reserves the right to change Investment Funds, and/or to suspend or limit the Member’s rights to direct investments, at any time. In the event that the Members’ rights to direct investments are suspended or limited, the Trustee will have responsibility for investing the Trust Fund, in its discretion, as provided in the Trust Agreement.

7.03	Investment Funds

(a)
Selection of Investment Funds. The Pension and Benefits Committee shall have the authority to direct the Trustee to maintain the assets of the Trust Fund in more than one Investment Fund, so as to provide alternative investment vehicles for the assets of the Trust Fund. Such separate funds shall include, but are not limited to, the Investment Funds; provided that additional funds may be established by the Pension and Benefits Committee, which shall have sole discretion to determine the number and character of such additional Investment Funds; and further provided that the Pension and Benefits Committee, in its sole discretion, shall have the authority to limit or eliminate the availability of any of the Investment Funds established pursuant to this Article VII.

(b)
Cash. Notwithstanding anything in the Plan to the contrary, the Trustee may, in its discretion, and in accordance with the provisions of the Trust Agreement, hold all or part of the assets allocated to one or more of the Investment Funds in cash or cash equivalents.

(c)
Allocation of Earnings and Expenses. Except as otherwise specifically provided in the Plan, dividends, interest, and other distributions with respect to assets allocated to an Investment Fund shall be allocated to, and reinvested in, that Investment Fund. Expenses incurred by the Trustee with respect to an Investment Fund shall be allocated to that Investment Fund and subtracted from earnings before such earnings are credited to a Member’s Account.

7.04	Investment Change or Fund Transfer or Reallocation
A Member may change an investment election previously made pursuant to Sections 4.02(a) or 7.02, or transfer or reallocate existing amounts to different Investment Funds, by submitting a notice to the Pension and Benefits Committee, in such form and manner and at such times the Pension and Benefits Committee shall require, directing such change or transfer. A Member’s direction shall specify whether it applies to existing contributions, future contributions, or both, and shall specify the Valuation Date as of which the transfer or reallocation is intended to be effective. The Pension and Benefits Committee may institute such procedures with respect to investment changes, fund transfers or fund reallocations as it, in its sole discretion, deems necessary for the proper administration of the Plan and such procedures may include, but are not limited to, limitations on frequency of trading (including limitations that cause otherwise available daily elections to be unavailable), circumstances under which investment instructions will not be implemented, and redemption fees and other mechanisms intended to inhibit excessive or inappropriate trading practices, whether instituted by the Pension and Benefits Committee or the Investment Fund.

7.05	Fund Transfer or Reallocation

(a)
In General. With respect to elections to change the Investment Funds in which future contributions are invested, a Member shall direct that all or a portion (in 25% increments and, effective January 1, 2010, 1% increments) of such contributions be invested in the Investment Fund or Funds specified. A direction with respect to a change in Investment Fund for future contributions generally will be effective as of the first full pay period that begins following receipt of valid notice of the change.

(b)
Transfer or Reallocation. With respect to elections to transfer or reallocate amounts invested in one or more Investment Funds, a Member shall direct that all or a portion (in 25% increments, and effective January 1, 2010, 1% increments) of the value of the Member’s Accounts attributable to a particular Investment Fund be liquidated and transferred to any of the other available Investment Funds with the followings restrictions:

(i)	a transfer from the Fixed Income Fund directly to the U.S. Government Securities Fund is prohibited; and

(ii)	a transfer of amounts to the U.S. Government Securities Fund is not permitted for a period of three months after an amount is transferred from the Fixed Income Fund.

(c)
Adjustment of Accounts. If all or a portion of a Member’s Accounts is transferred and reinvested in accordance with subsection (b, above, the affected Accounts shall be debited and credited with the appropriate amounts determined as of the Valuation Date in order to reflect the reinvestment.

7.06	Dividends on ESOP Shares

(a)
Dividends on ESOP Shares shall be reinvested in the Johnson & Johnson Common Stock Fund or distributed to the Member or Beneficiary as the Member or Beneficiaries may direct in writing to the Pension and Benefits Committee.

(b)	The dividends allocable to the Accounts of any Member shall be determined as of the ex-dividend date for such dividend and shall be determined by multiplying (i) by (ii) where:

(i)	is the total dividends on the shares of Johnson & Johnson common stock held in the Johnson & Johnson Common Stock Fund; and

(ii)	is the quotient determined by dividing:

(A)	the Units in the Johnson & Johnson Common Stock Fund allocable to the Account of the Member determined as of the Trading Deadline on the ex-dividend date; by

(B)	the total Units in the Johnson & Johnson Common Stock Fund as of such time and date.

(c)	The Pension and Benefits Committee shall prescribe rules and procedures for implementing this Section 7.06.

7.07	Voting and Tendering of Employer Shares

(a)
Trustee Votes as Directed. The Trustee shall vote Employer Shares attributable to the proportionate value in each Member’s Account in accordance with directions of each Member to whose Account such proportionate value has been credited to the extent of his share interest (which shall include fractional as well as whole shares) therein. For purposes of determining the number of shares to be voted the Trustee shall use the Valuation Date that coincides with the record date for proxy solicitation by Johnson & Johnson.

(b)
Trustee Functions and Responsibilities. It is intended that the Trustee’s functions and responsibilities with respect to Employer Shares, with respect to voting and tender exchange offers, shall be exercised as follows:

(i)
Each Member and each Beneficiary is hereby designated as a named fiduciary with respect to a portion of the shares of the Johnson & Johnson common stock held under the Johnson & Johnson Common Stock Fund, and shall have the right to direct the Trustee with respect to the voting of such shares on each matter brought before any meeting of the stockholders of Johnson & Johnson. The portion of the shares of the Johnson & Johnson Common Stock Fund allocable to each Member or Beneficiary shall be equal to a percentage of the total shares of Johnson & Johnson common stock held in such Fund as of the record date for proxy solicitation by Johnson & Johnson which the Units of such Fund allocable to the Account of such Member or Beneficiary as of such date bears to the total Units of such Fund as of such date.

(ii)	Before each such meeting of stockholders, Johnson & Johnson shall cause to be furnished to each Member and Beneficiary a copy of the proxy solicitation materials, together with a form requesting direction to the Trustee on how the whole and fractional Employer Shares which are subject to such Member’s or Beneficiary’s voting directions shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of Employer Shares (including fractional shares) which are subject to such Member’s or Beneficiary’s directions, and the Trustee shall have no discretion in such matter.

(iii)
The Trustee shall, separately, in the case of each of the Employer Shares, vote the whole and fractional allocated Employer Shares for which it has not received direction in the same proportion as the directed shares of such allocated Employer Shares are voted. The Trustee shall have no discretion in such matter.

(iv)
The provisions of this paragraph (iv) shall apply in the event a tender offer or exchange offer for Employer Shares is commenced by a person or persons (hereinafter, a “tender offer”), including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect. The Trustee shall have no discretion or authority to sell, exchange or transfer any Employer Shares pursuant to such tender offer except to the extent, and only to the extent, provided in this Plan or the Certificate of Designation for the Employer Shares.

(A)
Each Member and Beneficiary is hereby designated as a named fiduciary with respect to the decision whether to tender or exchange certain Employer Shares, as follows. Each such named fiduciary shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender offer, to the extent of the percentage of Employer Shares held under the Johnson & Johnson Common Stock Fund as determined under paragraph (b)(i) above.

(B)	Upon timely receipt of such directions from the named fiduciaries, the Trustee shall respond as instructed with respect to such shares.

(C)
If the Trustee does not receive timely instructions from a named fiduciary as to the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any of the Employer Shares (including fractional shares) which are subject to such named fiduciary’s direction, and the Trustee shall have no discretion in such matter.

(D)
The Pension and Benefits Committee shall solicit from each Member and Beneficiary the directions described in this paragraph (iv) as to whether shares are to be tendered, and shall instruct the Trustee as to the amount of shares to be tendered, in accordance with the above provisions.

7.08	Proceeds of Tendered Employer Shares
Any securities or other property received by the Trustee as a result of having tendered Employer Shares after a tender offer shall be held, and any cash so received shall be held, in the account or investment fund from which the corresponding shares were tendered. Such proceeds of tendering shall be invested in short term investments, pending any further action which the Trustee may be directed to take by the Pension and Benefits Committee pursuant to the Plan. Any Employer Shares which, following the Trustee’s tender thereof, have not been accepted by the party making such a tender offer and are returned to the Trustee, shall be credited to the Accounts of Members for whom such shares were tendered in proportion to the shares that were tendered by each such Member.

ARTICLE VIII
WITHDRAWALS

8.01	Hardship Withdrawals.
An Active Member may obtain a hardship withdrawal of the Member’s Pre-Tax Contributions (excluding earnings thereon), and from the Member’s Employer Matching Contributions Account to relieve a financial hardship in accordance with the following provisions:

(a)
The Pension and Benefits Committee may direct the distribution of all or a part of a Member’s Pre-Tax Account (excluding earnings thereon) and Employer Matching Account, upon the submission by the Member of evidence satisfactory to the Pension and Benefits Committee:

(i)	that the requested hardship withdrawal is made on account of an immediate and heavy financial need, and

(ii)	that the requested withdrawal is necessary to satisfy such need.

(b)
The term “immediate and heavy financial need” shall be determined by the Pension and Benefits Committee, in its sole discretion, in accordance with regulations issued under Code Section 401(k) and, to the extent permitted by such authorities, shall be limited to any financial need arising from:

(i)
expenses for medical care (as defined in Code Section 213(d)) previously incurred by the Member or a Member’s Spouse or dependents (as defined in Code Section 152, or by a minor child who is in the process of being placed for adoption by the Member, or which are necessary for these persons to obtain medical care described in Code Section 213(d) which expenses are not covered by insurance;

(ii)
payment of tuition, related educational fees, and room and board expenses for the next 12 months of post secondary education of a Member, his Spouse, children, or dependents (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B));

(iii)	the purchase (excluding mortgage payments) of the Member’s principal residence;

(iv)	the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence; and

(v)	funeral expenses of an immediate family member;

Immediate family for purposes of this subsection 8.01(b) shall constitute a Member’s children, parents, Spouse, parent(s)-in-law, siblings or grandparents.

(c)
The requirement that the Member prove the existence of an immediate and heavy financial need will be satisfied only to the extent that the Member proves that the entire amount of the requested withdrawal (not including amounts to compensate for related tax withholding) will be expended for a need described in paragraph (b), above.

(d)
The requirement that the distribution be necessary to satisfy an immediate and heavy financial need will be satisfied only if the financial hardship cannot be relieved from other resources that are reasonably available to the Member.

(e)
The Pension and Benefits Committee may rely upon a Member’s reasonable representation that the financial hardship cannot be relieved from other resources that are reasonably available to the Member if the Member represents that the financial hardship cannot be relieved through:

(i)	reimbursement or compensation by insurance or otherwise,

(ii)	reasonable liquidation of the Member’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

(iii)	cessation of Pre-Tax Contributions under the Plan,

(iv)
obtaining currently available distributions (including dividends on ESOP Shares distributable to the Member under the Plan) reasonably available under the terms of the Plan or such distributions and nontaxable loans reasonably available under any other qualified defined contribution plan maintained by an Employer or Associated Employer, to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need, or

(v)	borrowing from commercial sources on reasonable commercial terms.
For this purpose, a Member’s resources shall be deemed to include those assets of his Spouse and minor children that are reasonably available to the Member.

(f)
The application for a hardship withdrawal, including the required evidence of the need and the fact that the Member has no other resources reasonably available to relieve the need, shall be in such form and manner and at such time as the Pension and Benefits Committee may require.

(g)
The amount of the hardship withdrawal may be only the amount required to relieve the financial hardship with respect to which the withdrawal is requested; provided however, that, in determining the amount required to satisfy the financial hardship, the Pension and Benefits Committee shall take into account the federal, state and local income taxes or penalties reasonably anticipated to result from the withdrawal;

and provided further that, in no event may the amount exceed the amount of (i) the Member’s Pre-Tax Contributions and (ii) the amount of any earnings on the Member’s Pre-Tax Contributions credited as of December 31, 1988, less any such earnings previously withdrawn or distributed. The minimum withdrawal must be $250.

(h)
Payment of the hardship distribution shall be made as soon as practicable after such date. To the extent practicable, a hardship distribution shall be made pro rata from each of the Investment Funds to which the Member’s Pre-Tax Contributions Account are allocated. The Member’s Pre-Tax Contributions Account shall be adjusted to reflect any hardship distribution.

(i)	A DePuy Member who receives a hardship distribution shall be prohibited from making Pre-Tax Contributions or Catch-Up Contributions for a period of six months after receipt of a hardship distribution.

ARTICLE IX
PAYMENT OF BENEFITS

9.01	Eligibility for and Payment of Benefits Generally
A Member who has a Termination of Employment for any reason other than death shall be eligible to receive a lump-sum distribution of his entire amount credited to his Account in accordance with the requirements and limitations set out in this Article IX.

9.02	Election of Benefit Payment or Commencement

(a)
Date of Payment or Commencement. A Member who has a Termination of Employment may elect to have his benefit paid as of the date of his Termination of Employment or as of any later date, provided that the specified date:

(i)	is the Member’s Termination of Employment date, or a later date;

(ii)	is the date on which the Pension and Benefits Committee receives the Member’s valid election to receive the distribution, or a later date, and

(iii)	is not later than the later of the last day of the calendar year in which the Member attains age 65 and the date the Member’s Termination of Employment occurs.

(b)
Involuntary Cash-Outs. Notwithstanding a Member’s election of a deferred distribution in accordance with Article IX and regardless of the requirements of Section 9.02(c) (consent), if the total value of the Member’s benefit is $5,000 or less as of the Applicable Valuation Date, the Pension and Benefits Committee shall direct the Trustee to make a lump sum distribution to the Member of the entire value of the Member’s Account as soon thereafter as practicable. Effective for distributions made on or after March 28, 2005, if an involuntary cash-out under this Section is $1,000 or more and if the Distributee does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a direct rollover, or to receive the distribution directly in accordance with Article IX, then the Pension and Benefits Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Pension and Benefits Committee. Such distribution shall be subject to the automatic rollover provisions in this Article IX.

(c)	Notice and Consent.

(i)
Except as provided in subsection (ii), below, with respect to any election under this Section 9.02, no more than 180, nor less than 30, days before the date as of which payment is to be made or commence, the Pension and Benefits Committee shall provide the Member with a written explanation of:

(A)	the material terms, features, conditions, and relative values of the forms of payment available under the Plan; and

(B)	the Member’s right to defer payment, including the consequences of failing to defer.
No election under Section this 9.02 shall be valid unless it is made within 180 days of the date payment is to commence and after receipt of the written explanation.

(ii)	A distribution may commence in less than 30 days after the explanation required under subsection (i), above, is given to the Member, provided that:

(A)
the Pension and Benefits Committee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the explanation to consider the decision to elect a distribution (and, if applicable, a particular distribution option), that the Member may revoke any election before the payment date;

(B)	payment occurs after the Member has received the explanation; and

(C)	the Member, after receiving the explanation, affirmatively elects a distribution.

(d)	Other Payment Rules.

(i)
Payment shall be made to the Member as soon as practicable after the Applicable Valuation Date. If the Member dies after Termination of Employment, but before the distribution is made by the Trustee, the distribution shall be made to the Member’s Beneficiary.

(ii)
No adjustment shall be made in the amount of such payment for investment gains or losses, interest or other income generated, or expenses incurred by the investment funds for the period from the Applicable Valuation Date to the actual date of payment of benefits.

9.03	Payment Medium

(a)
Default Medium is Cash. All distributions from the Plan (as well as all withdrawals pursuant to Article VIII) shall be made in cash, except that a Member or a Member’s Surviving Spouse who is the Member’s sole Beneficiary may elect to receive any distribution of amounts invested in the Johnson & Johnson Common Stock Fund in the form of shares of Johnson & Johnson common stock. Notwithstanding the foregoing, the value of any fractional shares shall be distributed in cash, and if the

Member’s Account is distributed as an involuntary cash-out pursuant to Section 9.02, the benefit shall be paid in the form of a lump-sum distribution in cash.

(b)
Distribution in Shares. If a Member or a Surviving Spouse who is the Member’s sole Beneficiary elects all or part of a distribution to be made in shares, the number of shares of Johnson & Johnson common stock for distribution, if any, shall be determined and fixed as of the Applicable Valuation Date in a manner determined by the Pension and Benefits Committee. When shares of Johnson & Johnson common stock are distributed, transfer of ownership shall take place on the Applicable Valuation Date, and the Member, Beneficiary or alternate payee shall not participate in any dividends or capital gains distributions under the Plan after that date.

9.04	Form of Payment
A Member or Beneficiary who is entitled to receive a distribution pursuant to Sections 9.01 or 9.05 hereof shall receive the distribution in the form of a single lump-sum payment.

9.05	Death Benefits

(a)
General. If a Member dies before the amount credited to his Account has been distributed, the Member’s Beneficiary shall receive a distribution of the amount credited to the Member’s Account as soon as administratively practicable following the date on which the Pension and Benefits Committee is notified of the Member’s death and has received the necessary information and documentation.

(b)
Determination of Beneficiary Status. The Pension and Benefits Committee shall make a determination that the Beneficiary is eligible for the Member’s benefit, and for that purpose shall request proof of the Member’s death, together with any additional proof that the Pension and Benefits Committee deems necessary or appropriate to substantiate the Beneficiary’s identity and status. Distribution shall be made to the Beneficiary as soon as practicable following date as of which the Pension and Benefits Committee has received the necessary information and documentation and made a favorable determination of the Beneficiary’s identity and status.

(c)	Designation of Beneficiary.

(i)
Priority of Beneficiaries. A Member’s Beneficiary shall be his Spouse unless the Member designates another Beneficiary and the Spouse consents in accordance with paragraph (ii), below. If no designation is in effect at the time of the death of the Member, or if no person or entity so designated survives the Member, a Member’s Beneficiary shall be, in the following order: the Member’s Surviving Spouse, surviving children (in equal shares), surviving parents (in equal shares), surviving brothers and sisters (in equal shares), and estate.

(ii)
Spousal Consent to Another Beneficiary. A Member’s designation of a Beneficiary other than his Spouse shall be effective only with the written consent of such Spouse, witnessed by a notary public, unless the Pension and Benefits Committee determines that spousal consent cannot be obtained because of circumstances specified by the Secretary of the Treasury; provided, however, that the Pension and Benefits Committee may designate such other form of spousal consent as may be permitted by law. In the absence of such spousal consent, a married Member shall be deemed to have designated as his Beneficiary the Spouse to whom he is married as of the date of his death unless and to the extent that such designation is inconsistent with a Qualified Domestic Relations Order.

(d)	Change in Beneficiary Designation.

(i)
Revocation. Subject to the provisions of Section 9.05(c), a Member may revoke a prior designation of a Beneficiary at any time by filing a notice of revocation with the Pension and Benefits Committee and may designate a new Beneficiary by filing a designation with the Pension and Benefits Committee. No such revocation or designation shall be effective until and unless it is received by the Pension and Benefits Committee prior to the Member’s death in a form and manner that is acceptable to the Pension and Benefits Committee.

(ii)	No Automatic Revocation Except for QDRO. If a Member designates his Spouse as his Beneficiary, that designation shall not be revoked or otherwise altered or affected by any

(A)	change in the marital status of the Member and such Spouse,

(B)	agreement between the Member and such spouse, or

(C)
judicial decree (such as a divorce decree) affecting any rights that the Member and such spouse might have as a result of their marriage, separation, or divorce (except to the extent that a Qualified Domestic Relations Order pursuant to Section 9.07 directs the designation of a Beneficiary), until and unless the Member revokes and designates a Beneficiary in accordance with this Section 9.05, it being the intent of the Plan that any change in the designation of a Beneficiary hereunder may be made by the Member only in accordance with the provisions of this Section 9.05 or pursuant to a Qualified Domestic Relations Order under Section 9.07.

(e)
If a Member dies on or after January 1, 2007 while performing qualified military service (as defined in Code Section 414(u)), the Member’s survivors are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Member had resumed and then terminated employment on account of death.

9.06	Direct Rollovers of Eligible Rollover Distributions

(a)	Optional Direct Rollovers.

(i)
In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 9.06, a Distributee may elect, in such form and manner at such time as the Pension and Benefits Committee may require, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(ii)	Definitions. The following definitions shall apply for purposes of this Section 9.06:

(A)	“Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(1)
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(2)	any distribution to the extent such distribution is required under Code Section 401(a)(9);

(3)	any amount that is distributed on account of hardship; and

(4)	any other amount specified in Code Section 402(c)(4) as ineligible for rollover.
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code sections 408(a) or (b), or to a qualified defined contribution plan described in Code sections 401(a) or contract described in Code Section 403(b), provided that such 401(a) plan and 403(b) contract agree to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(B)	“Eligible Retirement Plan” shall mean any of the following that accepts the Distributee’s Eligible Rollover Distribution:

(1)	an individual retirement account described in Code Section 408(a),

(2)	an individual retirement annuity described in Code Section 408(b),

(3)	a qualified trust described in Code Section 401(a)(31)(E) and 402(c)(8)(B),

(4)	an annuity plan described in Code Section 403(a),

(5)	an annuity contract described in Code Section 403(b),

(6)
an eligible plan under Code Section 457(b) which is maintained by a state or local government employer that is an eligible employer described in Code Section 457(e)(1)(A) and which agrees to separately account for amounts transferred into such plan from this Plan;

(7)
effective for distributions after December 31, 2007, a Roth IRA described in Code Section 408A, provided that for distributions prior to January 1, 2010, the requirements of Code Section 408(A)(c)(3)(B) (as in effect before 2010) are met; and

(8)
effective for distributions to a non-Spouse Beneficiary after December 31, 2007, an individual retirement account or annuity described in Code Section 408(a) or (b) that is established for the purpose of receiving the distribution on behalf of a Beneficiary who is a non-Spouse designated beneficiary.

This definition of Eligible Retirement Plan shall also apply in the case of distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order.

(C)
“Distributee” shall mean an Employee or former Employee. Distributee also shall mean the Employee’s or former Employee’s Surviving Spouse, and the Employee’s or former Employee’s Spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order and in the case of a distribution made after December 31, 2007 the Member’s or former Member’s beneficiary who is a non-Spouse Beneficiary provided that such non-Spouse Beneficiary shall make a direct rollover to an individual retirement account or annuity described in Code Section 408(a) or (b) that is established for the purpose of receiving the distribution on behalf of a Beneficiary who is a non-Spouse designated beneficiary.

(D)	“Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

9.07	Distributions Pursuant to Qualified Domestic Relations Orders

(a)
General. Notwithstanding Section 14.02 (assignment and alienation), all or part of a Member’s Account may be distributed to an “alternate payee” (as defined in Code Section 414(p)(8)) in accordance with the terms of a domestic relations order which is determined by the Pension and Benefits Committee to be a Qualified Domestic Relations Order. The Pension and Benefits Committee shall establish reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions under orders determined to be Qualified Domestic Relations Order; provided however that an alternate payee shall only be entitled to a distribution in cash. Such procedures shall be consistent with the regulations prescribed under Code sections 401(a)(13) and 414(p) and ERISA Section 206(d).

(b)	Limitations. The Pension and Benefits Committee may prohibit loans, withdrawals and distributions from a Member’s Account for certain periods, as follows:

(i)	If the Pension and Benefits Committee has received notice that a domestic relations order is forthcoming, for the period specified in the Pension and Benefits Committee’s procedures;

(ii)	During any period in which the qualified status of a domestic relations order is being determined (by the Pension and Benefits Committee, by a court, or otherwise);

(iii)	If the Pension and Benefits Committee determines that a domestic relations order is a Qualified Domestic Relations Order, until the alternate payee’s rights under the Order are satisfied.

(c)
Involuntary Cash-Out. If, as of the Applicable Valuation Date, the value of the amount payable to the alternate payee is not greater than $5,000, the Pension and Benefits Committee shall direct the Trustee to make a lump sum distribution to the alternate payee as soon thereafter as practicable, in accordance with the applicable provisions of this Article IX.

(d)
Compliance with Terms of Plan. If an alternate payee does not elect a distribution, the alternate payee shall be subject to all of the rules governing withdrawals from the Plan until the alternate payee elects a distribution. The alternate payee may designate a beneficiary and change such designation in accordance with the applicable provisions of Article IX. The alternate payee also may change the allocation of his Accounts in accordance with the applicable provisions of Article VII. The alternate payee may not request in-service withdrawals under Article IX.

ARTICLE X
DISTRIBUTION REQUIREMENTS AND LIMITATIONS

10.01	Latest Payment Date Without Member Consent
Unless the Member requests otherwise in accordance with this Article X, in no event shall distribution be made later than the 60th day after the close of the Plan Year in which the last of the following occurs:

(a)	the Member’s attainment of Normal Retirement Age (which shall be age 65).

(b)	the 10th anniversary of the Member’s commencement of participation in the Plan; and

(c)	the Member’s Termination of Employment.

10.02	Latest Payment Dates With Member and Beneficiary Consent

(a)	General Rules.

(i)	Precedence. The requirements of this Section 10.02 will take precedence over any inconsistent provisions of the Plan.

(ii)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 10.02 will be determined and made in accordance with the Code Section 401(a)(9).

(iii)
Construction. The provisions of this Section 10.02 are intended to reflect the model language issued by the Internal Revenue Service in connection with Code Section 401(a)(9), not to expand the distribution alternatives available under the Plan. No inference should be drawn from the provisions of this Section 10.02 that distribution alternatives not specified in other sections of the Plan are available.

(iv)
Notwithstanding any other provision of the Plan to the contrary, all distributions from this Plan shall conform to the Treasury regulations issued under Code Section 401(a)(9), Treas. Reg. §§ 1.401(a)(9)-2 through 1.401(a)(9)-9, including the incidental death benefit provisions of Code Section 401(a)(9)(G). Further, such regulations shall override any Plan provision that is inconsistent with Code Section 401(a)(9).

(b)	Time and Manner of Distribution.

(i)	Required Beginning Date. The Member’s entire interest under the Plan will be distributed, or begin to be distributed, to the Member, no later than the Member’s Required Beginning Date.

(ii)
Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest under the Plan will be distributed, or begin to be distributed, no later than as follows:

(A)
If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70-1/2, if later.

(B)
If the Member’s Surviving Spouse is not the Member’s sole designated Beneficiary, then distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(C)
If there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, then the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(D)
If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary and the Surviving Spouse dies after the Member, but before distributions to the Surviving Spouse begin, this subparagraph will apply as if the Surviving Spouse were the Member.

For purposes of this Section 10.02(b), unless subsection (D) applies, distributions are considered to begin on the Member’s Required Beginning Date. If subsection (D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subsection (A).

(iii)
Forms of Distribution. Unless the Member’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with subsections 10.02(c) and 10.02(d) of this Article.

(c)	Required Minimum Distributions During Member’s Lifetime.

(i)
Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)	The quotient obtained by dividing the Member’s RMD Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations,

using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(B)
If the Member’s sole designated Beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s RMD Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)
Lifetime Required Minimum Distributions Continue Through Year of Member’s Death. Required minimum distributions will be determined under this subparagraph (c), beginning with the first Distribution Calendar Year, and up to and including the Distribution Calendar Year that includes the Member’s date of death.

(d)	Required Minimum Distributions After Member’s Death.

(i)	Death On or After Date Distributions Begin.

(A)
Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s RMD Account Balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated Beneficiary, determined as follows:

(1)	The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2)
If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Member’s death, using the Surviving Spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Member’s Surviving Spouse is not the Member’s sole designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(B)
No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s RMD Account Balance by the Member’s remaining life expectancy, calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)
Member Survived by Designated Beneficiary. If the Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s RMD Account Balance by the remaining life expectancy of the Member’s designated Beneficiary, determined as provided in subparagraph (d)(i).

(B)
No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Member dies before the date distributions begin, the Member’s Surviving Spouse is the Member’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subparagraph 10.02(b)(ii)(A); this subparagraph (d)(ii)(C) will apply as if the Surviving Spouse were the Member.

(e)	Definitions.

(i)
Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 10.02(b)(ii).

(ii)
RMD Account Balance. The RMD Account Balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Member’s Account as of dates in the valuation calendar year after the Applicable Valuation Date and decreased by distributions made in the valuation calendar year after the Applicable Valuation Date. The RMD Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(iii)
Required Beginning Date. Required Beginning Date means the April 1 of the calendar year following the later of (a) the calendar year in which the Member attains age 70½, or (b) the calendar year in which the Member retires. For purposes of a five percent owner (as defined in Code Section 416(i)), his or her Required Beginning Date means the April 1 of the calendar year following the calendar year in which the Member attains age 70½.

10.03	Limit on Otherwise Permissible Distributions
Notwithstanding any other provision of the Plan permitting distribution of benefits to a Member, in no event may a Member’s Pre-Tax Contributions or any income allocable thereto be distributed to the Member prior to one of the following events (all as described in Code sections 401(k)(2)(B) and (k)(10)(A)):

(a)	The Member’s death, disability, attainment of age 59½ or severance from employment (regardless of when the severance from employment occurred);

(b)	The termination of the Plan without the establishment or maintenance of a successor defined contribution plan (other than an employee stock ownership plan, as defined in Code Section 4975(e));

(c)	The Member’s financial hardship, as described in Article VIII of the Plan; or

(d)
Any other event deemed by the Internal Revenue Service (through the publications of revenue rulings, notices or other documents of general applicability) to constitute a permissible distribution event.

10.04	Hurricane Katrina Provisions

(a)
In accordance with Section 1400Q(a)(6)(A) of the Internal Revenue Code, in the case of a Qualified Hurricane Katrina Distribution that would otherwise be an “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the

Internal Revenue Code), and that is not rolled over to an Eligible Retirement Plan, the distributee may elect to have the 20% federal income tax withholding (that would otherwise be mandatory under Section 3405 of the Internal Revenue Code) not apply.

(b)
In accordance with Section 1400Q(a)(3)(A) of the Internal Revenue Code, during the three-year period beginning on the day after receipt of a Qualified Hurricane Katrina Distribution, a Member may make one or more contributions in an aggregate amount not to exceed the amount of such Qualified Hurricane Katrina Distribution. Such contributions shall be afforded the tax-deferred treatment described in Section 1400Q(a)(3)(B) of the Internal Revenue Code.

ARTICLE XI
ADMINISTRATION

11.01	General
In accordance with Section 11.02(a)(i), the Pension and Benefits Committee shall control and manage the operation and administration of the Plan and Trust, as and to the extent set forth in the Plan and Trust.

11.02	Named Fiduciaries

(a)
General. For purposes of ERISA, the named fiduciaries of the Plan shall be the Pension and Benefits Committee, the Benefit Claims Committee, and the Trustee. Each named fiduciary shall be responsible only for the duties assigned to it under the Plan and shall not be responsible for any act or failure to act of another named fiduciary unless otherwise responsible for a breach of its own duty or for a breach of duty by another fiduciary under the rules of co-fiduciary responsibility.

(i)
Pension and Benefits Committee. The Pension and Benefits Committee shall have the sole responsibility for administering the Plan and Trust except as specifically provided otherwise and shall have all powers specifically vested in it by the Plan, and all such other powers necessary or convenient to carry out its responsibilities under the Plan. The Pension and Benefits Committee acts in its non-fiduciary, or settler, capacity when exercising its power and responsibility under Section 6.04 (corrections), Article XIII (amendment and termination), Section 14.01 (associated employers), and any other provision of the Plan in which the Pension and Benefits Committee is specified as acting in a “settlor” capacity.

(ii)	Trustee. Pursuant to Section 11.05, the Trustee shall be responsible for the management and control of the assets of the Plan to the extent provided in the Plan and Trust Agreement.

(b)
Allocations and Delegations of Responsibilities. The Pension and Benefits Committee, and the Benefit Claims Committee may each, in fulfilling their responsibilities allocate among its members, and/or delegate to one or more other persons selected by it, responsibility and authority, including its discretionary responsibility and authority, for fulfilling some or all of its fiduciary responsibilities under the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)), in accordance with ERISA Section 405(c) and the following procedures:

(i)	the allocation or delegation must be approved by a majority of the members of the applicable named fiduciary;

(ii)	if such action is not unanimously approved, the vote cast by each member shall be recorded in the official minutes of the applicable named fiduciary; and

(iii)	the allocation or delegation may be modified or rescinded by the applicable named fiduciary in accordance with the procedure set forth in subsections (i) and (ii), above.

(c)
Additional Authority. The Pension and Benefits Committee, and the Benefit Claims Committee may each, in fulfilling their responsibilities (by way of illustration and not of limitation), do any or all of the following:

(i)	designate one or more of its members to sign on its behalf directions, notices and other communications to any entity or other person;

(ii)	establish rules and regulations with regard to its conduct and the fulfillment of its responsibilities under the Plan; and

(iii)	designate other persons to render advice with respect to any responsibility or authority pursuant to the Plan being carried out by it or any of its delegates under the Plan.

(d)	Reliance on Reports, Documents, etc. The named fiduciaries may rely on information, directions or other communications reasonably believed by it to be accurate.

(e)	More Than One Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

11.03	The Pension and Benefits Committee

(a)
Introduction. The Pension and Benefits Committee shall have the responsibilities and powers set forth in this Article. No member of the Pension and Benefits Committee shall receive any consideration from the Plan for his services as such.

(b)
Transaction of Business. The Pension and Benefits Committee shall hold meetings upon such notice, at such place or places, and at such intervals as are required to carry out its functions. A majority of the members of the Pension and Benefits Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Pension and Benefits Committee shall be by vote of a majority of those present at a meeting of the Pension and Benefits Committee, or without a meeting by an instrument in writing signed by all the members of the Pension and Benefits Committee at such time in office.

(c)	Powers and Duties.

(i)
General. Except as otherwise specifically provided herein, the Pension and Benefits Committee shall have the authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to carry out its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In particular, except as otherwise specified herein, the Pension and Benefits Committee shall have sole and exclusive discretionary authority and responsibility for administering, construing, and interpreting the provisions of the Plan, determining eligibility for and amount of benefits, and making all determinations, including factual determinations, hereunder. Except as otherwise specified herein or by applicable law, the Pension and Benefits Committee shall determine conclusively for all parties all questions arising out of the interpretation or administration of the Plan.

(ii)
Specific Powers and Duties Relating to General Plan Administration. Without limiting the powers and duties described in subsection (i), and in addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Pension and Benefits Committee shall have the following specific discretionary powers and duties relating to general Plan administration:

(A)	To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

(B)
To interpret the Plan and to decide any and all matters arising hereunder, including, without limitation, the right to remedy possible ambiguities, inconsistencies, or omissions, by general rule or particular decision;

(C)
To determine eligibility for benefits and to compute the amount of benefits that shall be payable to any Member, former Member, or Beneficiary in accordance with the provisions of the Plan, and in the event that the Pension and Benefits Committee determines that an error has been made in the determination of benefits or that excessive benefits have been paid to any person, the Pension and Benefits Committee may correct the error, or in the case of payment of excessive benefits, suspend payment of the future benefits to such person or his Beneficiary or reduce the amount of such future benefits until the excessive benefits and any interest thereon determined by the Pension and Benefits Committee have been recovered by the Plan;

(D)
To authorize disbursements from the Trust Fund; and any instructions of the Pension and Benefits Committee authorizing disbursements shall be evidenced in writing and signed by a member of the Pension and Benefits Committee or a delegate that has been given such authority;

(E)	To appoint the Designated Administrator and such other persons to carry out such responsibilities under the Plan as the Pension and Benefits Committee may determine;

(F)	To employ one or more persons to render advice with respect to any of the Pension and Benefits Committee’s responsibilities under the Plan;

(G)	To appoint one or more “investment managers,” as that term is defined by ERISA Section 3(38), to manage (including the power to acquire and dispose of) any assets of the Trust Fund;

(H)	To select service providers for the Plan that are necessary or desirable, in the discretion of the Pension and Benefits Committee, for the proper administration of the Plan;

(I)	To provide (or cause to be provided) to each Member the information required by Department of Labor Regulation Section 2550.404c-1(b)(2)(i)(B) and -1(d)(2)(ii)(E)(4)(v); and

(J)	To act as administrator of the Plan within the meaning of ERISA Section 3(16)(A).

(iii)
Specific Powers and Duties Relating to Plan Assets. Without limiting the powers and duties described in subsection (i), and in addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Pension and Benefits Committee shall have the following specific discretionary powers and duties relating to Plan assets:

(A)	To appoint and remove the Trustee of the Trust;

(B)	To enter into, amend or terminate the Trust Agreement;

(C)
To establish, amend, terminate, merge, divide or combine (in whole or in part) any trust of the Plan, provided that there shall at all times be at least one trust except for such periods as all benefits of the Plan are funded through insurance contracts or are held by an insurance company;

(D)	To establish funding policies and methods consistent with the objectives of the Plan and the requirements of ERISA;

(E)	Manage the investment of the assets of the Plan;

(F)	Appoint and remove one or more investment managers, who are not trustees of the Plan, to direct the Trustee of the Plan as to the management, acquisition or disposition of any assets of the Trust;

(G)	To purchase insurance policies or contracts to provide all or any part of the benefits contemplated by the Plan;

(H)	To enter the Plan into investment contracts with an insurance company pursuant to which said insurance company holds the assets of the Plan for investment; and

(I)	To direct the Trustee to make investments on behalf of the Plan or to transfer part or all of the assets of the Plan to any other trustee of a trust or trusts of the Plan.

(d)
Member’s Own Participation. No member of the Pension and Benefits Committee may act or vote on a decision of the Pension and Benefits Committee specifically relating to the member’s own participation in the Plan.

11.04	The Benefit Claims Committee

(a)
Appointment. The Pension and Benefits Committee shall appoint the Benefit Claims Committee. The Pension and Benefits Committee may, at any time, (i) modify the Benefit Claims Committee’s composition or membership; (ii) limit or otherwise modify the scope of the matters over which the Benefit Claims Committee shall have claims review authority; or (iii) otherwise modify or amend these claims review procedures through Plan amendment.

(b)
Transaction of Business. The Benefit Claims Committee shall hold meetings upon such notice, at such place or places, and at such intervals as are required to carry out its functions. A majority of the members of the Benefit Claims Committee at any time in office shall constitute a quorum for the transaction of business. All actions taken by the Benefit Claims Committee shall be by vote of a majority of those present at a meeting of the Benefit Claims Committee, or without a meeting by an instrument in writing signed by all the members of the Benefit Claims Committee at such time in office.

(c)
Powers and Duties. The Benefit Claims Committee shall have sole responsibility for reviewing all appeals of claims submitted under the Plan. The Benefit Claims Committee shall have full discretionary authority to review all appeals of claims regarding participation and benefits eligibility, the amount of benefits due any claimant, and any other matter of fact or interpretation relating to the Plan arising from an appeal of a claim.

11.05	Investment of Plan Assets

(a)	General. The Trustee shall have exclusive responsibility for investment of the assets of the Trust unless the Pension and Benefits Committee shall either:

(i)	allocate control and management of all or any portion of the Trust assets to an investment manager, or

(ii)	notify the Trustee that the Pension and Benefits Committee shall direct the Trustee in the investment of all or any portion of the Trust.

(b)	Appointment of Investment Managers.

(i)
If the Pension and Benefits Committee appoints an investment manager pursuant to subsection (a), such investment manager shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in such Act, or an insurance company which is qualified to manage the assets of employee benefit plans under the laws of more than one state.

(ii)
An investment manager shall acknowledge in writing its appointment as a fiduciary of the Plan, and shall serve until a proper resignation is received by the Pension and Benefits Committee, or until it is removed or replaced by the Pension and Benefits Committee.

(iii)
An investment manager shall have sole investment responsibility for that portion of the Trust assets which it has been appointed to manage, and no other fiduciary of the Plan shall have any responsibility for the investment of any such assets, or liability for any loss to or diminution in value of such assets resulting from any action directed, taken or omitted by an investment manager. An Employer, the Trustee and/or the Pension and Benefits Committee, if acting in accordance with the directions of the investment manager, shall be under no duty to question such direction.

(c)	Directed Trustee.

(i)
If the Pension and Benefits Committee notifies the Trustee that the Pension and Benefits Committee will direct the Trustee in the investment of all or any portion of the Trust, the Trustee shall be subject to proper directions of the Pension and Benefits Committee, which are made in accordance with the terms of the Plan and which are not contrary to the provisions of ERISA Title I.

(ii)
The Trustee shall be fully protected in acting in accordance with each such direction. No other fiduciary of the Plan shall have any responsibility for the investment of any asset of the Trust, the direction of which is given to the Pension and Benefits Committee, or liability for any loss to or diminution in value of the Trust resulting from any action taken or omitted by the Trustee in accordance with any such direction.

11.06	Plan Expenses
The reasonable expenses of administering the Plan, including the compensation of the Trustee, attorneys, advisors, actuaries, fiduciaries, and such other persons providing technical and clerical assistance as may be required, shall be authorized by the Pension and Benefits Committee to be paid out of the Trust Fund, except to the extent that an Employer elects to pay all or part thereof directly.

ARTICLE XII
CLAIMS PROCEDURE

12.01	Claims for Benefits
Before any benefit shall be payable, each Member or other person entitled to a benefit shall file an application for benefits with the Designated Administrator in writing on forms provided, along with any information required to establish the right to, and amount of, benefits under the Plan.

12.02	Denial of Claim

(a)
Initial Denial. If an application for benefits is partially or completely denied, the claimant will receive a written explanation of the reason for denial within a reasonable period of time, but not later than 90 days after receipt of the application by the Plan, unless the Designated Administrator determines special circumstances require an extension of time for processing the application. If the Designated Administrator determines an extension of time to review the application is required, written notice of the extension (which shall not exceed 90 days) shall be furnished to the claimant prior to the end of the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Designated Administrator expects to render its decision.

(b)	Written Explanation. The decision of the Designated Administrator shall set forth:

(i)	the specific reason or reasons for the denial of the claim;

(ii)	reference to the specific Plan provisions on which the determination is based;

(iii)	a description of any additional material or information necessary for the claimant to complete his claim and an explanation of why such material or information is necessary; and

(iv)
a description of the Plan’s review procedures and the time limits applicable to such procedures, including, a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

12.03	Appeal of a Denied Claim

(a)
Appeal. Once a denial of a claim has been received, the claimant may appeal the denial by filing such written appeal with the Designated Administrator within 60 days of receipt of the denial. The claimant may request from the Designated Administrator, upon written request and free of charge, reasonable access to and copies of, all documents, records and other information pertinent to the decision regarding the appeal, and the claimant may submit any written comments, documents, records and other information relating to the claim that the claimant considers appropriate with the appeal. The Designated Administrator shall forward the appeal, and all related materials, to the Benefit Claims Committee.

(b)
Benefit Claims Committee. The Benefit Claims Committee has exclusive authority to review and resolve any appeal of a denied claim. The Benefit Claims Committee may, in its sole discretion, hold a hearing or conduct an independent investigation. The review of the claim shall take into account all comments, documents, records and other information submitted by the claimant with respect to the claim, without regard to whether such information was submitted in the initial benefit determination. Within 60 days after receipt of a request for review under Section 12.03(a), the Benefit Claims Committee shall deliver to the claimant a written decision with respect to such claim, except if there are special circumstances which require more time, the 60-day period may be extended to 120 days upon notice to the claimant to that effect. If the Benefit Claims Committee determines an extension of time to review the application is required, written notice of the extension (which shall not exceed 60 days) shall be furnished to the claimant prior to the end of the initial 60 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Benefit Claims Committee expects to render its decision. In the event the claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information.

(c)
Written Explanation. The decision on review shall be in writing, may be delivered electronically, and, in the case of an adverse determination, shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall also include:

(i)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the claimant’s claim for benefits; and

(ii)	a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

(d)	Finality of Decision. In the case of an appeal, the decision of the Benefit Claims Committee shall be final and binding to the full extent permitted under applicable law.

ARTICLE XIII
AMENDMENT AND TERMINATION

13.01	Right to Amend
Johnson & Johnson, through the Pension and Benefits Committee, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No amendment shall be made which has the effect of decreasing the benefit of any Member or of reducing the nonforfeitable percentage of the benefit of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

13.02	Continuance of Plan Upon Acquisition of Johnson & Johnson
The Plan shall not terminate automatically upon the acquisition of Johnson & Johnson by any other company or the merger of Johnson & Johnson into any other company, but the Plan shall be continued after such acquisition or merger; provided that the successor company agrees to continue the Plan.

13.03	Merger or Consolidation
To the extent that Code Section 414(l) is applicable, and in accordance with Code Section 414(l), the Plan, or any portion thereof, may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan, unless each affected person entitled to benefits under the Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the transferee plan had then terminated) that is equal to or greater than the benefit the person would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated), or unless such alternative requirements that may be imposed by regulations under Code Section 414(l) are satisfied.

13.04	Termination of the Plan
While the Plan was established as a permanent program, Johnson & Johnson, acting in a settlor capacity and not as a fiduciary of the Plan, reserves the right to terminate the Plan, partially or in its entirety, at any time by a written resolution of the Pension and Benefits Committee. The Plan is entirely voluntary on the part of each Employer, and the continuance of the Plan and the benefits thereunder are not assumed as a contractual obligation by an Employer. None of an Employer’s guarantees or promises to pay or cause to be paid any of the benefits provided by the Plan.
In the event that the Pension and Benefits Committee adopts a written resolution to terminate the Plan, the Plan shall be terminated as of a date specified in the resolution. In the event of the termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the rights of all affected Members in their Accounts shall be nonforfeitable, and the value of each affected Member’s Account shall be distributed in such manner and at such time as the Pension and Benefits Committee shall direct in accordance with applicable law.

ARTICLE XIV
MISCELLANEOUS

14.01	Associated Employers

(a)
Participation. Subject to the consent of Johnson & Johnson, acting through the Pension and Benefits Committee, an Associated Employer may become an Employer under the Plan by delivering to the Pension and Benefits Committee a resolution of its board of directors approving such action.

(b)
Withdrawal From the Plan. An Employer participating hereunder that wishes to withdraw from the Plan and cease to be an Employer under the Plan shall deliver to the Pension and Benefits Committee a resolution of its board of directors that authorizes such withdrawal in accordance with procedures developed by the Pension and Benefits Committee governing such withdrawal.

(c)
Settlor Status of Pension and Benefits Committee. In consenting to an Associated Employer’s participation in the Plan or administering its withdrawal from the Plan, the Pension and Benefits Committee shall be acting in a settlor capacity and not as a fiduciary of the Plan.

14.02	Assignment and Alienation
No Member or Beneficiary shall have the right to assign, hypothecate, encumber commute, anticipate, alienate, transfer, or otherwise subject to lien his interest in any payments under the Plan, and the right of any Member, former Member, Employee, or Beneficiary to any benefit or to any payment hereunder or to any separate Account shall not be subject to assignment, hypothecation, encumbrance, commutation, anticipation, alienation or transfer, or otherwise subject to lien, except to the extent provided by a Qualified Domestic Relations Order under Article X, or as otherwise provided by law. Notwithstanding the foregoing, the Plan shall recognize and honor any judgment, decree or order issued on or after August 5, 1997, or any settlement agreement entered into on or after August 5, 1997, which orders or requires a Member to pay an amount to the Plan in accordance with Code Section 401(a)(13)(C).

14.03	Re-Employed Veterans’ Rights
Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

14.04	Incapacity
If the Pension and Benefits Committee determines that any person entitled to benefits hereunder is unable to care for such person’s affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to such person’s spouse, parent, brother, sister, or other party deemed by the Pension and Benefits Committee to have incurred expenses for such person.

14.05	Required Information

(a)
General. As a condition of participating in the Plan or receiving benefits therefrom, every Employee, Member, Beneficiary or Spouse shall complete and execute such forms as the Pension and Benefits Committee may prescribe, and shall furnish such other information as the Pension and Benefits Committee deems necessary or desirable for the proper administration of the Plan, in such form and manner and at such time as the Pension and Benefits Committee shall require.

(b)
Benefit Entitlement. Any person eligible to receive benefits hereunder shall furnish to the Pension and Benefits Committee any information or proof requested by the Pension and Benefits Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Pension and Benefits Committee. If any person claiming benefits under the Plan makes a false statement that is material to such person’s claim for benefits, the Pension and Benefits Committee may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

14.06	Inability to Locate Members
Each Member and each Beneficiary entitled to receive a benefit under the Plan shall keep the Pension and Benefits Committee advised of his current address. If the Pension and Benefits Committee is unable to locate a Member or Beneficiary to whom a benefit is payable under the Plan, commencing with the first day of the month as of which such benefit becomes payable, the total amount payable to such Member or Beneficiary shall be forfeited and shall be used to reduce future Employer Matching Contributions. If such Member or Beneficiary to whom a benefit is payable makes a valid claim in writing for such benefit after the benefit has been forfeited, the benefit shall be reinstated. The reinstated benefit shall be paid from current forfeitures arising under this Section and, if that amount is not sufficient, the Employer shall make an additional contribution to the Plan sufficient to fund the reinstated benefit. In the event of such reinstatement, payment shall commence to the Member or Beneficiary in accordance with the terms of the Plan.

14.07	No Right to Employment
The establishment and maintenance of the Plan and Trust shall not be deemed to constitute a contract between an Employer and its Employees or to be considered for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed (a) to give to any Employee the right to be retained in the employ of an Employer; (b) to affect the right of an Employer to discipline or discharge any Employee at any time; (c) to give an Employer the right to require any Employee to remain in its employ; or (d) to affect any Employee’s right to terminate his employment at any time.

14.08	Withholding Taxes

The Pension and Benefits Committee may make any appropriate arrangements to deduct from all amounts paid under the Plan any taxes required to be withheld by any government or government agency. The Member and/or his Beneficiary shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

14.09	Gender and Number
In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “her or his” and “Employee or Employees,” any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

14.10	Headings
Any headings used in this instrument are for convenience of reference only and are to be ignored in the construction of any provision hereof.

14.11	Severability
If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.12	Governing Law
The Plan shall be construed, administered, and regulated in accordance with the provisions of ERISA, and, to the extent not preempted thereby, in accordance with the laws of the State of New Jersey. The provisions of New Jersey law apply unless contrary to the laws of any other state having primary jurisdiction.

EXHIBIT A
HOURLY UNION COVERAGE
EMPLOYERS AND UNIONS
AS OF JANUARY 1, 2010
EMPLOYERS
JOHNSON & JOHNSON
ETHICON, INC.
DEPUY ORTHOPEDICS, INC., effective January 1, 2003
UNIONS
Local 630, New York New Jersey Regional Joint Board, Workers United, affiliated with SEIU
United Food and Commercial Workers, International Union, CLC, Local 514T of the Union’s Textile and Garment Council
United Steel, Paper and Forestry, Rubber, manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC (USW), Local 7-00809, effective January 1, 2003

EXHIBIT B
PRE-TAX CONTRIBUTION RATES∗

Local 630 Johnson and Johnson	For periods from 1/1/03 to 12/31/06 a minimum of $0.20 per Eligible Work Hour to a maximum of $2.40 per Eligible Work Hour, in $0.10 increments	For periods from 1/1/2007 to 12/31/09 a minimum of $0.20 per Eligible Work Hour to a maximum of $3.00 per Eligible Work Hour, in $0.10 increments		For periods from 1/1/2010 a minimum of $0.20 per Eligible Work Hour to a maximum of $3.00 per Eligible Work Hour, in $0.05 increments
Local 514T	For periods from 1/1/05 to 12/31/09 a minimum of $0.20 per Eligible Work Hour to a maximum of $2.40 per Eligible Work Hour, in $0.10 increments			For periods from 1/1/2010 a minimum of $0.20 per Eligible Work Hour to a maximum of $4.00 per Eligible Work Hour, in $0.05 increments
Local 809	For periods from 1/1/04 through 12/31/07 a minimum of $0.20 per Eligible Work Hour to a maximum of $2.00 per Eligible Work Hour, in $0.10 increments	For periods from 1/1/08 through 12/31/08 a minimum of $0.20 per Eligible Work Hour to a maximum of $3.00 per Eligible Work Hour, in $0.10 increments	For periods from 1/1/2009 through 12/31/09 a minimum of $0.20 per Eligible Work Hour to a maximum of $6.00 per Eligible Work Hour, in $0.10 increments	For periods from 1/1/2010 a minimum of $0.20 per Eligible Work Hour to a maximum of $6.00 per Eligible Work Hour, in $0.05 increments
* All contribution rates are contributions up to the first forty (40) Eligible Work Hours during each payroll week.

EXHIBIT C
MATCHING CONTRIBUTION RATES*

Local 630 Johnson and Johnson
For periods from 1/1/07 through 12/31/09, an amount equal to 50% of the Member’s Pre-Tax Contributions (up to Pre-Tax Contributions of $1.50 for each Eligible Work Hour) up to 40 Eligible Work Hours per week
For periods from 1/1/2010, an amount equal to 50% of the Member’s Pre-Tax Contributions (up to Pre-Tax Contributions of $1.55 for each Eligible Work Hour) up to 40 Eligible Work Hours per week
Local 514T
For periods from 1/1/2005 through though 12/3109, an amount equal to 50% of the Member’s Pre-Tax Contributions (up to Pre-Tax Contributions of $1.20 for each Eligible Work Hour) up to 40 Eligible Work Hours per week.
For periods from 1/1/2010, an amount equal to 50% of the Member’s Pre-Tax Contributions (up to Pre-Tax Contributions of $1.50 for each Eligible Work Hour) up to 40 Eligible Work Hours per week
Local 809
For periods from 1/1/2004 through 12/31/2007, an amount equal to 50% of the Member’s Pre-Tax Contributions (up to Pre-Tax Contributions of $1.00 for each Eligible Work Hour) up to 40 Eligible Work Hours per week.

For periods from 1/1/08 through 12/31/08, an amount equal to 50% of the Member’s Pre-Tax Contributions (up to Pre-Tax Contributions of $1.50 for each Eligible Work Hour) up to 40 Eligible Work Hours per week.
For periods from 1/1/2009, an amount equal to 50% of the Member’s Pre-Tax Contributions (up to Pre-Tax Contributions of $3.00 for each Eligible Work Hour) up to 40 Eligible Work Hours per week